UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41558 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2026, HNO International Inc., a Nevada corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures LLC, a Nevada limited liability company (the “Investor”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor to purchase up to Thirty Million Dollars ($30,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), over a period of up to twenty-four (24) months, subject to the terms and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, from time to time during the commitment period, the Company may deliver put notices to the Investor requiring the Investor to purchase shares of Common Stock, subject to certain conditions. Each put must be in a minimum amount of $25,000 and a maximum amount up to the lesser of (i) $500,000 or (ii) 200% of the Average Daily Trading Value, each calculated using the Initial Purchase Price. The purchase price per share will be the lesser of (i) 80% of the lowest traded price of the Common Stock on the principal trading market on the trading day immediately preceding the respective put date, or (ii) 80% of the lowest traded price of the Common Stock on the principal trading market on any trading day during the applicable valuation period.

As consideration for the Investor’s commitment to enter into the Purchase Agreement, the Company agreed to issue to the Investor 500,000 shares of Common Stock as initial commitment shares (the “Initial Commitment Shares”), which are earned in full upon execution of the Purchase Agreement. In addition, each time aggregate gross proceeds received by the Company under the Purchase Agreement increase by $2,500,000 (each, a "Trigger Event"), the Company will issue additional shares of Common Stock to the Investor as a commitment fee (the "Fulfillment Commitment Shares" and, together with the Initial Commitment Shares, the "Commitment Shares"). If the Maximum Commitment Amount is fully drawn, a total of twelve (12) Trigger Events will have occurred. The Company also agreed to pay $10,000 to the Investor’s legal counsel for expenses relating to the preparation of the Purchase Agreement.

In connection with the Purchase Agreement, on April 27, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission within thirty (30) calendar days from the date of the Registration Rights Agreement, covering the resale of the shares of Common Stock issuable under the Purchase Agreement, including the Initial Commitment Shares and Fulfillment Commitment. The Company is required to have the registration statement declared effective within ninety (90) calendar days from the date of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Initial Commitment Shares to the Investor is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as the Investor is a sophisticated investor and is familiar with the Company’s operations. No general solicitation or advertising was used in connection with the transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
10.1	Equity Purchase Agreement, dated April 27, 2026, by and between HNO International Inc. and Lambda Ventures LLC.
10.2	Registration Rights Agreement, dated April 27, 2026, by and between HNO International Inc. and Lambda Ventures LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: May 1, 2026	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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